Exhibit 5


                            September 3, 1997



Board of Directors
GATX Capital Corporation
Four Embarcadero Center, Suite 2200
San Francisco, CA  94111

Re:  Registration Statement on Form S-3

Gentlemen:

      You have requested my opinion in connection with the registration, pursuant to a registration statement on Form S-3 (the "Registration Statement"), of $500 million aggregate principal amount of Senior and Subordinated Debt Securities (the "Debt Securities") of GATX Capital Corporation, a Delaware corporation (the "Company").

      I have examined (i) the Distribution Agreement in the form included as
Exhibit 1(a) to the Registration Statement (the "Distribution Agreement"), (ii) the Underwriting Agreement in the form included as Exhibit 1(b) to the Registration Statement (the "Underwriting Agreement"), (iii) a copy of the Indenture, dated as of July 31, 1991 between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), incorporated by reference to Exhibit 4(a) to the Company's Form S-3 Registration Statement No. 33-30300 and to Exhibit 4(b) to the Company's Form S-3 Registration Statement No. 33-64474 included as Exhibits 4(a) and 4(b) to the Registration Statement, respectively (collectively, the "Indenture"), (iv) a copy of the form of Subordinated Indenture between the Company and a subordinated indenture trustee included as
Exhibit 4(c) to the Registration Statement (the "Subordinated Indenture"), (v) the proposed form of Debt Security and Notes included as Exhibits 4(d), 4(e) and 4(f) to the Registration Statement, and (vi) originals or copies certified or authenticated to my satisfaction of the Company's Restated Certificate of Incorporation, its Bylaws and records of certain of its corporate proceedings. In addition, I have made such other examinations of law and fact as I considered necessary to form a basis for the opinions hereinafter expressed.

      In rendering this opinion, I assume (i) that the Indenture has been duly authorized, executed and delivered by the Trustee and is the legal, valid and binding obligation of the Trustee, (ii) that the Subordinated Indenture will be duly authorized, executed and delivered by the subordinated indenture trustee and will be the legal, valid and binding obligation of such trustee, and (iii) that the Debt Securities to be executed and delivered by the Company will be substantially in the respective forms filed as exhibits to the Registration Statement. In addition, I have assumed the genuineness of all signatures, the authenticity of documents submitted as originals, the conformity with originals of all documents submitted to me as copies thereof and the legal capacity of all persons who have executed any of such documents, which facts I have not independently verified.




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      Based on the foregoing, I am of the opinion that, when duly authorized by the Board of Directors of the Company or a duly authorized committee appointed thereby, duly executed and delivered by proper officers of the Company, issued and paid for as contemplated in the Registration Statement, a related Pricing Supplement, the Indenture, the Distribution Agreement and the Underwriting Agreement, and duly authenticated by the Trustee under the Indenture or the Subordinated Indenture, the Debt Securities will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency or moratorium, and other laws relating to or affecting enforcement of creditors' rights or by general equitable principles (whether considered in a proceeding in equity or at law), and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding thereon may be brought.

      The opinions expressed above are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. My opinions are rendered only with respect to the laws, and the rules, regulations, and orders thereunder, which are currently in effect.

      I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules enacted thereunder.

                                        Very truly yours,

                                        /s/ Thomas C. Nord

                                        Thomas C. Nord
                                        Vice President and
                                        General Counsel